Exhibit 24.2

ASSISTANT SECRETARY'S CERTIFICATE

I, Rhonda Matty, Assistant Secretary of Asset Backed Securities Corporation, hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Asset Backed Securities Corporation by unanimous written consent in lieu of a meeting on ___________ __, 200_. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

IN WITNESS WHEREOF, I have hereunto set my hand as of this __ day of _________________, 200_.

_______________________________________

Assistant Secretary

ASSET BACKED SECURITIES CORPORATION

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

IN LIEU OF MEETING

The undersigned, being all of the members of the Board of Directors of Asset Backed Securities Corporation, a Delaware corporation (the “Corporation”), hereby consent to and take the following action pursuant to Section 141 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that it continue, from time to time, to effect the issuance of, and offer for sale, asset backed notes and/or certificates (the “Securities”) to be issued in series (each a “Series”) by one or more trusts (each a “Trust”), each such Series of Securities to represent a beneficial interest in certain assets, which may include one or more pools of (i) motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts, (ii) a revolving pool of wholesale automotive receivables generated by a portfolio of floor plan financing agreements with retail automotive dealers, (iii) closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties, (iv) loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, (v) loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts, (vi) mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities and (vii) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in (i) through (vi) above (collectively, the “Assets”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that it continue to sell certain classes of its Securities through public offerings or private offerings which, if public, require registration of the Securities with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”) or, if private, may be sold in private placements under Section 4(2) of the Act or otherwise, with subsequent resales permitted pursuant to Rule 144A or Regulation S under the Act or pursuant to another exemption from registration thereunder.

NOW, THEREFORE, IT IS RESOLVED, that the Corporation be and hereby is authorized to engage in public offerings or private offerings of Securities which, if public, require registration under the Act in which the Corporation will act as depositor of certain of the Assets into a Trust in exchange for Securities representing the beneficial interest in such Assets to be issued by a Trust simultaneously with such deposit, which Securities will be sold by the Corporation or its affiliate;

RESOLVED, that the execution in the name of the Corporation by the directors and appropriate officers and the filing with the SEC under the Act of a registration statement on Form S-3 (the “Registration Statement”) including three forms of prospectus (each a “Prospectus”), six forms of prospectus supplements and any exhibits and other documents relating thereto and required to be filed with the SEC, for the purpose of registration and public offering by the Corporation, from time to time, of up to $15,000,000,000 aggregate principal amount of Securities (in addition to any remaining principal amount of Securities registered by the Corporation pursuant to Registration Statements No. 333-122372, 333-109307, 333-86750, 333-44300, 333-64351, 333-00365 and 033-10125 and any prior or amended Registration Statement), to be issued in series, in substantially the form of the draft Registration Statement presented to the Board of Directors on the date hereof be, and hereby is authorized, and such officer(s) be and hereby are authorized and empowered to file pre- and post-effective amendments or supplements to the Registration Statement and each Prospectus and forms of prospectus supplements included therein, with such further changes in and additions thereto as they in their sole discretion deem necessary or desirable in order to effect the registration of the Securities, such approval to be conclusively evidenced by such officers’ execution and filing of the Registration Statement as so changed or revised, and further to cause to be filed with the SEC such other documents as they deem necessary or desirable in order to comply with the Act and the Securities Exchange Act of 1934, as amended;

RESOLVED, that the directors and appropriate officers are hereby authorized to determine in each and every supplement to a Prospectus (a “Prospectus Supplement”) or private placement memorandum (a “Private Placement Memorandum”) related to a Series of Securities the designations, Series, pass-through rates, issue date, principal amounts, notional amounts and other terms and conditions for each such Series, without limitation as to the aggregate amount of Securities to be issued in private offerings authorized by this resolution;

RESOLVED, that the Corporation be, and hereby is, authorized to (a) establish a Trust for the issuance and sale of the Securities, (b) acquire and convey to the Trust certain Assets, as the directors or appropriate officers may approve, (c) procure financial guaranty insurance or other form of credit enhancement with respect to a related Series of Securities as any such officers or Directors deem necessary or advisable, (d) form special purpose vehicles, with respect to a Series of Securities, which may be in the form of a company, a limited liability company, a partnership, a trust or a similar entity, (e) appoint a qualified entity to act as trustee (the “Trustee”) with respect to the Trust and the Securities and (f) enter into derivative instruments for purposes of hedging investment risk associated with asset-backed securities;

RESOLVED, in connection with any public offering, that the Chairman, President, Principal Accounting Officer and Controller, Treasurer, Director of Taxes, or any Vice President and any other officer specifically authorized by the Board of Directors in writing (the “Authorized Officers”), the Secretary or any Assistant Secretary of the Corporation or Director is hereby authorized (a) to prepare any Prospectus Supplement in connection with the offering of any public securities, and (b) to negotiate, execute and deliver a pooling and servicing agreement, trust agreement, underwriting agreement, purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, in connection with any private offering, that the Authorized officers or Director are hereby authorized (a) to prepare any Private Placement Memorandum in connection with the offering of any private Securities and (b) to negotiate, execute and deliver a pooling and servicing agreement, indenture, purchase agreement, loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to take all such actions as such officer or Director shall deem necessary or appropriate in order to obtain any required rating of the Securities by one or more nationally recognized rating organizations;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of Securities or otherwise in connection with these resolutions;

RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

RESOLVED, that each officer or director who is required or entitled to execute the Registration Statement (whether in name and on behalf of the Corporation, or as an officer or director of the Corporation, or both) be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing Greg Richter and Brandon J. Keane as attorneys-in-fact, with full power of substitution severally, (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute the Registration Statement, including in the name of and on behalf of the Corporation) the Registration Statement and all amendments (including post-effective amendments) to the Registration Statement and documents in connection therewith, which amendments may make such changes in the Registration Statement as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the Registration Statement and any such amendment or amendments to the Registration Statement, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all action which he or she may deem necessary or advisable in order to obtain a permit; register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license for the Corporation as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be filed or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer’s covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Corporation so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Corporation evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Corporation;

RESOLVED, that it is in the best interests of the Corporation that the Securities be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents to be executed and the action so taken;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, agreements or filings with the SEC and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

RESOLVED, that any and all actions of the officers of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

RESOLVED, that the Secretary of the Corporation be, and hereby is, directed to file this Consent with the minutes of the meeting of the Board of Directors of the Corporation in the minute book of the Corporation.

This Consent may be separately executed in two or more counterparts by the Directors of the Corporation.

IN WITNESS WHEREOF, this Unanimous Written Consent of the Directors has been the duly executed as of the 5th day of August 2005.

/s/ Juliana Johnson

Juliana Johnson

/s/ Carlos Onis

Carlos Onis

/s/ Gregory P. Richter

Gregory P. Richter

/s/ Joseph M. Donovan

Joseph M. Donovan